SUBSIDIARIES OF WAL-MART STORES, INC.

                                                             NAME UNDER
                                             PERCENT OF      WHICH DOING
                                              EQUITY          BUSINESS
                            STATE OF         SECURITIES      OTHER THAN
SUBSIDIARY                INCORPORATION        OWNED        SUBSIDIARY'S


North Arkansas              Arkansas            100          Wal-Mart
Wholesale Co.,
Inc., and its
subsidiaries

McLane Company, Inc.,       Texas               100          Wal-Mart
and its subsidiaries






                                               Exhibit 21